Exhibit 10.4

Execution Copy

SECURITY AGREEMENT

This SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), dated as of July 29, 2025 (the “Closing Date”), is made by and between Capstone Holding Corp., a Delaware corporation with offices located at 5141 W. 122nd Street, Alsip, Illinois 60803 (“Company” and together with each other Person joined hereto as a grantor, each a “Grantor” and collectively the “Grantors”), [___] (“Secured Party”).

PRELIMINARY STATEMENT

WHEREAS, Company is indebted to Secured Party in the aggregate principal amount of $3,272,966 pursuant to that certain Senior Secured Convertible Note, dated as of the date hereof, made by Company in favor of Secured Party (as amended, restated, supplemented or otherwise modified from time to time, the “Note” and, together with any other Notes issued under the Securities Purchase Agreement (as defined below) from time to time, collectively the “Notes”), which was made in connection with the transactions contemplated by that certain Securities Purchase Agreement, dated as of the date hereof, by and among Company and the investor party thereto as the Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”). As used herein, “Transaction Documents” shall have the meaning provided to such term in the Securities Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce Secured Party to enter into transactions contemplated by the Transaction Documents, Grantor hereby agrees with Secured Party as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in the Note. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined elsewhere in this Security Agreement, including, but not limited to the first paragraph and Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Account Debtor” means any Person obligated on an Account.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance satisfactory to Secured Party, between Secured Party and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located (and, if applicable, another secured lender party thereto), as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Commercial Tort Claims” means the commercial tort claims as defined in Article 9 of the UCC, including each commercial tort claim specifically described on Exhibit I.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to Secured Party, among Grantor, a banking institution holding the Grantor's funds, and Secured Party with respect to collection and control of all deposits and balances held in a deposit account maintained by the Grantor with such banking institution (and, if applicable, another secured lender party thereto).

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“Event of Default” means an event described in Section 5.1.

“Excluded Accounts” means any deposit account (a)(i) identified on Exhibit B from time to time and used exclusively as a payroll deposit account (so long as each such payroll deposit account does not contain amounts in excess of amounts necessary to pay payroll expenses), (ii) that is a trust deposit account or (iii) that is a deposit account used exclusively for withholding tax, goods and services tax, sales tax or payroll tax, so long as, in all cases in this clause (a), no other amounts are so deposited in such deposit accounts.

“Excluded Property” means, collectively, (a) assets as to which granting or perfecting a security interest in or upon would violate Applicable Laws, provided, that proceeds thereof shall not be deemed “Excluded Property” (unless such proceeds would otherwise constitute Excluded Property), (b) voting equity interests in any Foreign Subsidiary in excess of 66 2/3% of the total voting equity interests in such Foreign Subsidiary (or such greater percentage as may be pledged without adverse tax consequences (other than de minimis adverse tax consequences, as determined by the Grantors in consultation with the Secured Party) to the Grantors under Section 956 of the Internal Revenue Code of 1986) of the voting Equity Interests, (c) any intent-to-use United States trademark application for which an amendment to allege use or statement of use has not been filed and accepted by the United States Patent and Trademark Office (provided that each such intent-to-use application shall be considered Collateral immediately and automatically upon such filing and acceptance), (d) goods covered by a certificate of title, and (e) any contract, lease, license, permit or other governmental approval that prohibits, restricts or requires the consent not obtained of a third party other than any Grantor for the creation of a security interest in such contract, lease, license, permit other governmental approval (or in any rights thereunder) except to the extent that any such prohibition, restriction or requirement would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 and 9-409 of the UCC or any other Applicable Law.

“Excluded Swap Obligations” means, with respect to any Grantor, any swap obligation if, and solely to the extent that, all or a portion of the guarantee of such Grantor of, or the grant by such Grantor of a security interest pursuant to this Security Agreement to secure, such swap obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Grantor’s failure for any reason to constitute an “eligible contract participant” (determined after giving effect to any applicable keep well, support or other agreement for the benefit of such Grantor’s failure to constitute an “eligible contract participant” at such time. If a swap obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such swap obligation that is attributable to swaps for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Indebtedness” means indebtedness in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Company, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether the Company may be liable, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable; provided that Indebtedness shall exclude any Excluded Swap Obligations.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien” means an interest in Property securing an obligation or claim, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, assessment right, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantor, whether or not physically delivered to Secured Party pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means all debts, liabilities, obligations, covenants and duties of, Company arising under any Transaction Document whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, joint, several, or joint and several, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Company or any Affiliate thereof of any proceeding under the Bankruptcy Code of the United States of America or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar laws of the United States or other applicable jurisdictions from time to time in effect naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Secured Obligations include (a) the obligation to pay principal, interest, fees, and all other charges, expenses, fees, indemnities and other amounts payable by Company under any Transaction Document and (b) the obligation of Company to reimburse any amount in respect of any of the foregoing that Secured Party, in its sole discretion, may elect to pay or advance on behalf of Company.

“Secured Party” shall have the meaning set forth in the preamble.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code as in effect in the State of California and as amended from time to time, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to Secured Party, for the benefit of itself, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property (including, without limitation, the Pledged Equity listed on Exhibit G);

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Commercial Tort Claims;

(xvi)	all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance when due of all Secured Obligations.

Anything herein to the contrary notwithstanding, the Collateral shall not include any Excluded Property.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to Secured Party that as of the date hereof and as of the date of any borrowing under the Notes:

3.1. Title, Authorization, Validity, Enforceability, Perfection and Priority. Each Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to Secured Party the security interest in the Collateral pursuant hereto. The execution and delivery by each Grantor of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal valid and binding obligation of the Grantor and creates security interests in all of the Collateral in favor of Secured Party, as collateral security for the Secured Obligations, which security interests are enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any governmental authority or any other Person is required for the grant of a security interest by any Grantor in and to the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by such Grantor. When financing statements have been filed in the appropriate offices against a Grantor in the locations listed on Exhibit H, Secured Party will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of each Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3. Principal Location. Each Grantor's mailing address, which shall be its address for notices and other communications provided for herein and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A; no Grantor has any other places of business except those set forth in Exhibit A.

3.4. Collateral Locations. All locations where Collateral is located are listed on Exhibit A. All of said locations are owned by a Grantor except for locations (i) which are leased by a Grantor as lessee and designated in Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Exhibit A.

3.5. Deposit Accounts. All of the Grantors’ Deposit Accounts are listed on Exhibit B.

3.6. Exact Names. Each Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization. Other than as set forth on Exhibit A, no Grantor has, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7. Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of each Grantor. All action reasonably requested by Secured Party to perfect Secured Party’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) shall have been duly taken. Secured Party will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8. Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of each Grantor relating thereto and in all invoices with respect thereto furnished to Secured Party by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, each Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be in all material respects.

(b) With respect to Accounts, (i) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument (other than checks received in the ordinary course of business) or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except (x) a discount or allowance allowed by each Grantor in the ordinary course of its business, (y) setoffs, claims or disputes that are not material and (z) pursuant to the Factoring Arrangements; (iii) each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or (other than as set forth in clause (ii)) could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and with respect thereto; (iv) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor with respect to an Account that is material to such Grantor if any such situation could reasonably be expected to result in a material adverse effect in such Account Debtor’s financial condition; and (v) such Grantor has no knowledge that any Account Debtor with respect to an Account that is material to such Grantor has become insolvent or is generally unable to pay its debts as they become due, except as otherwise notified to Secured Party.

(c) In addition, with respect to all Accounts, (i) the amounts shown on all invoices and statements with respect thereto are actually and absolutely owing to any Grantor as indicated thereon and are not in any way contingent, and (ii) to each Grantor’s knowledge, all Account Debtors have the capacity to contract.

3.9. Inventory. With respect to any Inventory (a) such Inventory (other than Inventory in transit) is located at one of the Grantor’s locations set forth on Exhibit A, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for (i) Liens permitted under Section 4.1(e) and (ii) the security interest granted to Secured Party hereunder (d) such Inventory is of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder, and (g) the completion of manufacture, sale or other disposition of such Inventory by Secured Party following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

3.10. Intellectual Property. No Grantor has any interest in, or title to, any Patent, registered Trademark, Trademark application, Copyright or Copyright application, except as set forth in Exhibit D. No Grantor is party to any Licenses except as set forth on Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit H and this Security Agreement with the United States Copyright Office and the United States Patent and Trademark Office, as applicable, fully perfected first priority security interests in favor of Secured Party on each Grantor’s Patents, Trademarks and Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action reasonably requested by Secured Party to protect and perfect Secured Party’s Lien on such Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

3.11. Filing Requirements. None of the Equipment owned by any Grantor is covered by any certificate of title, except for the vehicles described in Part I of Exhibit E. None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Part II of Exhibit E and (b) Patents, Trademarks and Copyrights held by the Grantors and described in Exhibit D. The legal description, county and street address of each property on which any Fixtures are located is set forth in Exhibit F together with the name and address of the record owner of each such property.

3.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by Secured Party in respect thereof) naming each Grantor as debtor has been filed or is of record in any jurisdiction except for (i) financing statements or security agreements in respect of the Liens permitted under Section 4.1(e) and (ii) financing statements or security agreements naming Secured Party as the secured party.

3.13. Pledged Collateral.

(a) Exhibit G sets forth a complete and accurate list of all of the Pledged Collateral. Each Grantor listed as a holder on Exhibit G is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for the Liens permitted under Section 4.1(e) and the security interest granted to Secured Party hereunder. Each Grantor further represents and warrants that (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to Secured Party representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed Secured Party so that Secured Party may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and Secured Party pursuant to which Secured Party has Control and (iv) all Pledged Collateral which represents indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) In addition, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) other than as set forth in Exhibit G, no options, warrants, calls or commitments of any character whatsoever (A) exist relating to the Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by any Grantor of the Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by Secured Party of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Except as set forth in Exhibit G, the Grantors own 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral and none of the Pledged Collateral which represents indebtedness owed to the Grantors is subordinated in right of payment to other indebtedness or subject to the terms of an indenture.

3.14. Exhibits. The Grantors may update the exhibits attached hereto from time to time.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

4.1. General.

(a) Collateral Records. Such Grantor will maintain books and records with respect to the Collateral that are complete and accurate in all material respects and furnish to Secured Party such reports relating to the Collateral as Secured Party shall reasonably request from time to time.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes Secured Party to file, and if requested will deliver to Secured Party, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by Secured Party in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral. Any financing statement filed by Secured Party may be filed in any appropriate filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral (1) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to Secured Party promptly upon request. Such Grantor also ratifies its authorization for Secured Party to have filed in any applicable UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Such Grantor will, if so reasonably requested by Secured Party, furnish to Secured Party, as often as Secured Party reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports and information in connection with the Collateral as Secured Party may reasonably request, all in such detail as Secured Party may specify. Such Grantor also agrees to take all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d) Disposition of Collateral. Such Grantor will not (except pursuant to a transaction permitted by the Notes) (i) sell, lease, transfer, or otherwise dispose of the Collateral, or (ii) with respect to Pledged Collateral consisting of Equity Interests, including, without limitation, the Pledged Equity listed on Exhibit G, grant any option with respect to, the Collateral.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) Permitted Liens (as defined in the Note) permitted under Section 13(c) of the Note.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except for financing statements naming Secured Party as the secured party and financing statements in respect Permitted Liens permitted under Section 13(c) of the Note. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Secured Party, subject to such Grantor's rights under Section 9-509(d)(2) of the UCC.

(g) Locations. Such Grantor will not (i) maintain any Collateral at any location other than those locations listed on Exhibit A or disclosed to Secured Party pursuant to clause (ii) of this Section, (ii) otherwise change, or add to, such locations without providing Secured Party’s at least ten (10) days’ prior written notice, or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, except to the extent not prohibited by, and subject to the terms and provisions of, the Notes. At the reasonable request of Secured Party, such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement for any such location in accordance with Section 4.13 hereof.

(h) Compliance with Terms. Such Grantor will perform and comply in all material respects with all obligations in respect of the Collateral and all agreements to which it is a party or by which it is bound relating to the Collateral.

4.2. Receivables.

(a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the earlier of (x) any Grantor’s knowledge of the occurrence of an Event of Default and (y) written notice by Secured Party during the continuance of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory and services in accordance with its present policies and in the ordinary course of business.

(b) Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor's sole expense, all amounts due or hereafter due to such Grantor under the Receivables.

(c) Delivery of Invoices. Such Grantor will deliver to Secured Party promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account bearing such language of assignment as Secured Party shall specify.

(d) Disclosure of Counterclaims on Receivables. If (i) any material discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable that is material to such Grantor exists or (ii) if, to the knowledge of such Grantor, any material dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable material to such Grantor, such Grantor will promptly disclose such fact to Secured Party in writing.

(e) Electronic Chattel Paper. Such Grantor shall take all steps reasonably requested by Secured Party to grant Secured Party Control of all electronic chattel paper (if any) in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Inventory and Equipment.

(a) Maintenance of Goods. Except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, such Grantor will maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of the Equipment.

(b) Returned Inventory. If an Account Debtor returns any Inventory to such Grantor when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists1, such Grantor, upon the request of Secured Party, shall: (i) hold the returned Inventory in trust for Secured Party; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to Secured Party’s written instructions; and (iv) not issue any credits or allowances with respect thereto without Secured Party’s prior written consent. All returned Inventory shall be subject to Secured Party’s Liens thereon.

[1]	Note to Draft: Reference to an Event of Default “existing” already covers you re: “continuing Events of Default.”

(c) Equipment. Without in any way limiting such Grantor’s ability to dispose of Equipment to the extent permitted under the Notes, such Grantor will not, without providing prior written notice to Secured Party, alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral.

(d) Titled Vehicles. Such Grantor will (i) give Secured Party notice of its acquisition of any vehicle covered by a certificate of title within three (3) days of such acquisition; provided that, upon the reasonable request of Secured Party, such Grantor shall deliver to Secured Party the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of Secured Party noted on any such certificate or with the appropriate state office.

4.4. Delivery of Pledged Collateral, Chattel Paper, and Documents. Such Grantor will (a) upon Secured Party’s reasonable request, deliver to Secured Party promptly upon execution of this Security Agreement the originals of all Pledged Collateral together with executed equity powers (other than checks received in the ordinary course of business) and Chattel Paper constituting Collateral (if any then exist), (b) hold in trust for Secured Party upon receipt and within thirty (30) calendar days of the receipt thereof deliver to Secured Party any Pledged Collateral (other than checks received in the ordinary course of business) and Chattel Paper constituting Collateral, provided that, in the case of Chattel Paper and Instruments (other than checks received in the ordinary course of business), only to the extent the aggregate value of all such Chattel Paper and Instruments (other than checks received in the ordinary course of business) exceeds Fifty Thousand Dollars $(50,000) and (c) upon Secured Party’s reasonable request, deliver to Secured Party (and thereafter hold in trust for Secured Party upon receipt and within thirty (30) calendar days of the receipt thereof deliver to Secured Party) any Document evidencing or constituting Collateral in excess of Fifty Thousand Dollars ($50,000).

4.5. Uncertificated Pledged Collateral. Such Grantor will permit Secured Party from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of Secured Party granted pursuant to this Security Agreement. Upon the reasonable request of Secured Party and in the manner reasonably requested by Secured Party, such Grantor will use commercially reasonable efforts to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any Pledged Collateral, to cause Secured Party to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will use commercially reasonable efforts, with respect to Pledged Collateral held with a securities intermediary, if any, to cause such securities intermediary to enter into a control agreement with Secured Party, in form and substance satisfactory to Secured Party, giving Secured Party Control.

4.6. Pledged Collateral.

(a) Changes in Capital Structure of Issuers. Except as otherwise permitted by the Notes, such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets or merge or consolidate with any other entity, or (ii) vote any Pledged Collateral in favor of any of the foregoing.

(b) Issuance of Additional Securities. Such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

(c) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral, during the continuance of an Event of Default, to be registered in the name of Secured Party or its nominee at any time at the option of Secured Party, and any Grantor that is the issuer of any such registerable Pledged Collateral in which another Grantor has granted a security interest will, during the continuance of an Event of Default, without further consent of the Grantor granting such security interest, cause such registerable Pledged Collateral to be registered in the name of Secured Party or its nominee at any time at the option of Secured Party.

(d) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Notes or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of Secured Party in respect of the Pledged Collateral.

(ii) Such Grantor will permit Secured Party or its nominee at any time during the continuance of an Event of Default, and if Secured Party shall have given written notice to such Grantor of Secured Party’s intent to exercise its corresponding voting rights, to exercise all voting rights or other rights relating to the Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) Such Grantor shall be entitled to collect and receive for its own use all dividends and interest paid in respect of the Pledged Collateral to the extent not in violation of the Notes, or resulting from a transaction in violation of the Notes, other than any of the following distributions and payments (unless such payments are not subject to a Lien in favor of Secured Party) (any of the following payments not subject to a Lien in favor of Secured Party collectively referred to as the “Excluded Payments”; it being understood and agreed that any such payments subject to a Lien in favor of Secured Party shall not be considered Excluded Payments): (A) dividends and interest paid or payable other than in cash in respect of any Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; and

(iv) Any dividend and interest paid with respect to the Pledged Collateral to the extent in violation of the Notes, whenever paid or made, shall be delivered to Secured Party to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Grantor, and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

(e) Interests in Limited Liability Companies and Limited Partnerships. As of (i) the Closing Date and (ii) after the Closing Date (unless any such ownership interests become or constitute a Security under Article 8 of the UCC of the applicable jurisdiction, in which case such Grantor shall, (A) prior to such ownership interests becoming a Security under Article 8 of the UCC of the applicable jurisdiction, notify Secured Party of such, (B) comply with all requirements for such interests set forth in this Security Agreement, the Notes and the other Loan Documents, and (C) take such other actions in connection therewith as may be reasonably requested by Secured Party), none of the ownership interests in a limited liability company or a limited partnership which are included within the Collateral constitute a Security under Article 8 of the UCC of the applicable jurisdiction.

4.7. Intellectual Property.

(a) Upon the request of Secured Party, such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of Secured Party of any in-bound License held by such Grantor that is material to the business of such Grantor and to enforce the security interests granted hereunder, it being understood and agreed that any off-the-shelf or click-through software license shall not be considered material to the business of such Grantor.

(b) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, promptly notify Secured Party if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office, or, in the case of any Foreign Subsidiary, any similar office or agency in any other country or any political subdivision thereof, the Grantors shall promptly report such filing to Secured Party. Upon the request of Secured Party, such Grantor shall duly execute and deliver, and record, any and all agreements, instruments, documents, and papers as Secured Party may reasonably request to evidence Secured Party’s first priority security interest in any such Copyright, Patent or Trademark owned by such Grantor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby. Upon receipt from the United States Copyright Office of notice of registration of any Copyright(s) that is material to the business of such Grantor, the Grantors shall promptly notify Secured Party of such registration by delivering documentation sufficient for Secured Party to perfect Secured Party’s liens on such Copyrights.

(d) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, take all actions necessary or reasonably requested by Secured Party to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(e) Such Grantor shall, unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Secured Party shall deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of the Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

Notwithstanding the forgoing, such Grantor may, in its reasonable business judgment, fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to its business.

4.8 Commercial Tort Claims. The Grantors shall promptly notify Secured Party of any commercial tort claim (as defined in the UCC) acquired by it with a value greater than Fifty Thousand Dollars ($50,000) and, unless Secured Party otherwise consents, the Grantors shall enter into an amendment to this Security Agreement, in the form of Exhibit J hereto, granting to Secured Party a first priority security interest in such commercial tort claim.

4.9. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit, such Grantor shall promptly notify Secured Party and, upon the written request of Secured Party, use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to Secured Party and (ii) agree to direct all payments thereunder to a Deposit Account at Secured Party or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with the Notes, all in form and substance reasonably satisfactory to Secured Party.

4.10. Federal, State or Municipal Claims.

(a) Federal Claims. If the aggregate of Accounts where a United States federal government authority is an obligor exceeds Two Million Five Hundred Thousand Dollars ($2,500,000) as of the end of any fiscal quarter of the Company: (i) the Grantors shall promptly notify Secured Party thereof in writing and (ii) during the continuance of an Event of Default, if requested by Secured Party in writing, the Grantors shall use commercially reasonable efforts to deliver a separate assignment of its right to payment of such Accounts to Secured Party pursuant to the Assignment of Claims Act of 1940 using forms provided by Secured Party evidencing (satisfactory to Secured Party) such assignment.

(b) State or Municipal Claims. If the aggregate of Accounts where a state or municipal authority is an obligor exceeds One Million Dollars ($1,000,000) as of the end of any fiscal quarter of the Company: (i) the Grantors shall promptly notify Secured Party thereof in writing and (ii) during the continuance of an Event of Default, if requested by Secured Party in writing, the Grantors shall use commercially reasonable efforts to deliver a separate assignment of its right to payment of such Accounts to Secured Party pursuant to applicable law using forms provided by Secured Party evidencing (satisfactory to Secured Party) such assignment.

4.11. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of Secured Party provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Secured Party of any one or more of such rights, powers or remedies.

4.12. Insurance.

(a) Such Grantor shall, at its own expense, (i) maintain and keep in force insurance with respect to the Collateral in accordance with the terms of the Notes and (ii) deliver to Secured Party prior to the date hereof, and from time to time at Secured Party’s request, certificates of insurance covering such Collateral and setting forth all such insurance policies then in effect, and, upon Secured Party’s request, within 60 days after such request, an additional insured endorsement on general liability and a lender’s loss payee endorsement for property insurance naming Secured Party as an additional insured or a lender loss payee, as the case may be.

(b) In the event any tangible, physical Collateral is located on any real estate that is owned by such Grantor in any area that has been designated by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, such Grantor shall purchase and maintain flood insurance on such Collateral. The amount of flood insurance required by this Section shall be in an amount equal to the least of (i) the total replacement cost value of the improvements, (ii) the amount required, if any, by applicable law and (iii) the amount agreed between Secured Party and such Grantor.

(c) All insurance policies required hereunder shall name Secured Party as an additional insured or as lender's loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to Secured Party, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to Secured Party; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to Secured Party (or ten (10) days in the case of nonpayment of premium).

(d) All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to Secured Party. If such Grantor fails to obtain or maintain any insurance as required by this Section, Secured Party may obtain such insurance at such Grantor’s expense. By purchasing such insurance, Secured Party shall not be deemed to have waived any Default arising from such Grantor's failure to maintain such insurance or pay any premiums therefor.

4.13. Collateral Access Agreements. Upon Secured Party’s reasonable request, such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where physical, tangible Collateral with an aggregate value in excess of One Hundred Thousand Dollars ($100,000) is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Secured Party.

4.14. Deposit Account Control Agreements. Such Grantor will provide to Secured Party upon Secured Party’s reasonable request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of such Grantor as set forth in this Security Agreement; provided that such Grantor shall not be required to provide Secured Party with a Deposit Account Control Agreement in respect of (a) any deposit accounts maintained with Secured Party and (b) any Excluded Accounts.

4.15. Change of Name; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change the type of entity that it is, or (c) change its state of incorporation or organization, in each case, unless Secured Party shall have received at least ten (10) days prior written notice of such change (or such shorter period of time approved by Secured Party). Such Grantor shall not change its fiscal year which currently ends on December 31. If any Person comprising a Grantor does not have an organizational identification number and later obtains one, such Person shall promptly notify Secured Party of such organizational identification number. Furthermore, such Grantor shall not change its primary address for notices (which is Capstone Holding Corp., 5141 W. 122nd Street, Alsip, Illinois 60803) without prior written notice to Secured Party.

4.16 Other Changes. Promptly upon the occurrence thereof, such Grantor shall advise Secured Party through updates to Exhibit A hereto of any changes to its chief executive office (subject to Section 4.15 hereof), principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

(a) The occurrence of any “Event of Default” under, and as defined in, the Note.

(b) Any Equity Interest consisting of limited liability membership interests which is included within the Collateral shall at any time constitute a Security or the issuer of any such Equity Interest consisting of limited liability membership interests shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to Secured Party and such Security is properly defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) Secured Party has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security and such Security is defined as such under Article 8 of the UCC of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise.

5.2. Remedies.

(a) Upon the occurrence of an Event of Default and during the continuation thereof, Secured Party may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Notes, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to Secured Party prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or and other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process (it being understood that entry into such premises being subject to the rights of the landlords unless waived or subordinated)) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor's premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as Secured Party may deem commercially reasonable; and

(v) concurrently with written notice to the Grantors, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though Secured Party was the outright owner thereof.

(b) Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Secured Party, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantors hereby expressly release.

(d) Until Secured Party is able to effect a sale, lease, or other disposition of Collateral, Secured Party shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Secured Party. Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Secured Party’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither Secured Party nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that Secured Party may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit such Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if such Grantor and the issuer would agree to do so.

5.3. Grantors’ Obligations Upon an Event of Default. Upon the request of Secured Party after the occurrence of an Event of Default and during the continuation thereof, each Grantor will:

(a) assemble and make available to Secured Party the Collateral and all books and records relating thereto at any place or places specified by Secured Party, whether at such Grantor's premises or elsewhere;

(b) permit Secured Party, by Secured Party’s representatives and agents, to enter, occupy and use any premises (entry into such premises being subject to the rights of the landlords unless waived or subordinated) where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay such Grantor for such use and occupancy;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as Secured Party may request, all in form and substance satisfactory to Secured Party, and furnish to Secured Party, or cause an issuer of Pledged Collateral to furnish to Secured Party, any information regarding the Pledged Collateral in such detail as Secured Party may specify;

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable Secured Party to consummate a public sale or other disposition of the Pledged Collateral; and

(e) at its own expense, cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Secured Party, at any time, and from time to time, promptly upon Secured Party’s request, the following reports with respect to such Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.

5.4. Grant of Intellectual Property License. For the purpose of enabling Secured Party to exercise the rights and remedies under this Article V at such time as Secured Party shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to Secured Party, for the benefit of itself, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to during the continuance of an Event of Default use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that Secured Party may, during the continuance of an Event of Default, sell any of such Grantor's Inventory directly to any person, including without limitation persons who have previously purchased such Grantor's Inventory from such Grantor and in connection with any such sale or other enforcement of Secured Party’s rights under this Security Agreement, during the continuance of an Event of Default, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and Secured Party may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1. Account Verification. Secured Party may at any time after the occurrence 2of an Event of Default and during the continuation thereof, in Secured Party’s own name, in the name of a nominee of Secured Party, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to Secured Party’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2. Authorization for Secured Party to Take Certain Action.

(a) 3Each Grantor irrevocably authorizes Secured Party at any time and from time to time in the sole discretion of Secured Party and appoints Secured Party as its attorney-in-fact (i) to endorse and collect any cash proceeds of the Collateral during the continuance of an Event of Default, (ii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as Secured Party in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Secured Party’s security interest in the Collateral, (iii) during the continuance of an Event of Default to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give Secured Party Control over such Pledged Collateral, (iv) during the continuance of an Event of Default to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens under Section 13(c) of the Note), (v) at any time an Event of Default exists, to contact Account Debtors for any reason, (vi) at any time an Event of Default exists, to demand payment or enforce payment of the Receivables in the name of Secured Party or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (vii) at any time an Event of Default exists, to sign such Grantor's name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (viii) at any time an Event of Default exists, to exercise all of such Grantor's rights and remedies with respect to the collection of the Receivables and any other Collateral, (ix) at any time an Event of Default exists, to settle, adjust, compromise, extend or renew the Receivables, (x) at any time an Event of Default exists, to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xi) during the continuance of an Event of Default to prepare, file and sign such Grantor's name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xii) during the continuance of an Event of Default to prepare, file and sign such Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiii) at any time an Event of Default exists, to change the address for delivery of mail addressed to such Grantor to such address as Secured Party may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xiv) during the continuance of an Event of Default to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse Secured Party on demand for any payment made or any expense incurred by Secured Party in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Note.

[2]	Note to Draft: “Continuance” is already covered later in this sentence.
[3]	Note to Draft: The Secured Party can’t wait for the existence of an Event of Default prior to filing financing statements/amendments in clause (ii), so this lead-in language won’t work. Also, it is customary for the Secured Party to be authorized as attorney-in-fact under a Security Agreement on day 1 but the actual exercise of certain actions is conditioned upon the existence of an Event of Default.

(b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on Secured Party under this Section 6.2 are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party agrees that, except for the powers granted in Section 6.2(a), it shall not exercise any power or authority granted to it pursuant to Section 6.2(a) unless an Event of Default has occurred and is continuing.

6.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE SECURED PARTY AS THE PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF SUCH GRANTOR WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING AT ANY TIME AN EVENT OF DEFAULT EXISTS AND IS CONTINUING, THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL AS PROVIDED HEREIN, THE APPOINTMENT OF THE SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT AT ANY TIME AN EVENT OF DEFAULT EXISTS AND IS CONTINUING, TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT.

6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE SECURED PARTY, ANY OF ITS AFFILIATES, OR ANY OF SECURED PARTY’S OR ITS AFFILIATES' RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO SUCH PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

GENERAL PROVISIONS

7.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale resulting from the exercise of Secured Party’s rights hereunder or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to such Grantor, addressed as set forth in Article VIII, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, such Grantor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral, except to the extent such arise out of the gross negligence or willful misconduct of Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, such Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, such Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2. Limitation on Secured Party’s Duty with Respect to the Collateral. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by Secured Party pursuant to Section 4.4 hereof, Secured Party shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, such Grantor acknowledges and agrees that it is commercially reasonable for Secured Party (i) to fail to incur expenses deemed significant by Secured Party to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by Secured Party would be commercially reasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on Secured Party that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3. Compromises and Collection of Collateral. Each Grantor and Secured Party recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that Secured Party may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as Secured Party in its sole discretion shall determine or abandon any Receivable, and any such action by Secured Party shall be commercially reasonable so long as Secured Party acts in good faith based on information known to it at the time it takes any such action.

7.4. Secured Party Performance of Grantors’ Obligations. Without having any obligation to do so, Secured Party may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse Secured Party for any amounts paid by Secured Party pursuant to this Section 7.4. Each Grantor's obligation to reimburse Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 5.3, or 7.7 will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Secured Party to seek and obtain specific performance of other obligations of each Grantor contained in this Security Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against such Grantor.

7.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between such Grantor and Secured Party or other conduct of Secured Party, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon Secured Party unless such authorization is in writing signed by Secured Party.

7.7. No Waiver; Amendments; Cumulative Remedies. No failure or delay by Secured Party to exercise any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Secured Party hereunder are cumulative and are not exclusive of any rights or remedies that Secured Party would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless in writing signed by Secured Party and then only to the extent in such writing specifically set forth.

7.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.9 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should such Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, Secured Party, and their respective successors and assigns (including all persons who become bound as a Grantor under this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of Secured Party. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Secured Party hereunder.

7.11. Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.12. Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by any Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. Each Grantor shall reimburse Secured Party for any and all out-of-pocket expenses and internal charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of Secured Party) paid or incurred by Secured Party in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and, to the extent provided in the Note, in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

7.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.14. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Note has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been indefeasibly paid and performed in full and no commitments of Secured Party which would give rise to any Secured Obligations are outstanding. Upon any such termination, (a) all security interests arising under this Security Agreement automatically shall be released, discharged and terminated (without representation, warranty, recourse or liability of any kind by Secured Party) and (b) Secured Party (at the Grantors’ request and sole expense) (i) will execute and deliver such UCC termination statements and other documentation and instruments (all in form and substance reasonably acceptable to Secured Party) as may be reasonably requested and provided to Secured Party to effect such releases and terminations, and (ii) will deliver to the Grantors or to another person designated by the Grantors or, if required by applicable law, to another person that Secured Party reasonably believes may be entitled thereto (without any representation, warranty or recourse of any kind whatsoever) all stock certificates, and instruments representing or evidencing Collateral being physically held by Secured Party hereunder.

7.15. Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding among the Grantors and Secured Party relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and Secured Party relating to the Collateral.

7.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF CALIFORNIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

7.17. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR CALIFORNIA STATE COURT SITTING IN THE CITY AND COUNTY OF ORANGE, CALIFORNIA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER RELATED DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE SECURED PARTY TO BRING PROCEEDINGS AGAINST EACH GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE SECURED PARTY OR ANY AFFILIATE OF THE SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER RELATED DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN THE CITY OR COUNTY OF ORANGE, CALIFORNIA. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER RELATED DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION. EACH GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

7.18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN THE EVENT THAT ANY SUCH ACTION IS COMMENCED OR MAINTAINED IN ANY COURT IN THE STATE OF CALIFORNIA, AND THE WAIVER OF JURY TRIAL SET FORTH ABOVE IS NOT ENFORCEABLE, AND EACH PARTY TO SUCH ACTION DOES NOT SUBSEQUENTLY WAIVE IN AN EFFECTIVE MANNER UNDER CALIFORNIA LAW ITS RIGHT TO A TRIAL BY JURY, EACH GRANTOR HEREBY ELECTS TO PROCEED AS FOLLOWS:

EACH GRANTOR AGREES, AND HEREBY AGREES TO ADVISE THE APPLICABLE COURT, THAT THE ADJUDICATION OF ANY SUCH ACTION OR PROCEEDING (AND ALL RELATED CLAIMS) SHALL BE MADE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 BY A REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) WHO SHALL HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW) AND REPORT A STATEMENT OF DECISION, PROVIDED THAT, AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” (AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8), AND ANY NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, THE EXERCISE OF SELF HELP REMEDIES (INCLUDING SET-OFF), THE APPOINTMENT OF A RECEIVER SHALL BE HEARD AND DETERMINED BY THE COURT; AND (B) THE GRANTORS SHALL BE SOLELY RESPONSIBLE TO PAY ALL FEES AND EXPENSES OF ANY REFEREE APPOINTED IN SUCH ACTION OR PROCEEDING.

THE REFEREE SHALL BE AN ACTIVE OR RETIRED JUDGE OR JUSTICE SELECTED BY MUTUAL WRITTEN AGREEMENT OF THE PARTIES. IF THE PARTIES DO NOT AGREE WITHIN TEN (10) DAYS OF A WRITTEN REQUEST TO DO SO BY ANY PARTY, THEN, UPON REQUEST OF ANY PARTY, THE REFEREE SHALL BE SELECTED BY THE PRESIDING JUDGE OF THE COURT (OR HIS OR HER REPRESENTATIVE). A REQUEST FOR APPOINTMENT OF A REFEREE MAY BE HEARD ON AN EX PARTE OR EXPEDITED BASIS, AND THE PARTIES AGREE THAT IRREPARABLE HARM WOULD RESULT IF EX PARTE RELIEF IS NOT GRANTED.

THE REFEREE SHALL BE REQUIRED TO DETERMINE ALL ISSUES IN ACCORDANCE WITH EXISTING APPLICABLE CASE LAW AND STATUTORY LAW. THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE COURT WILL BE APPLICABLE TO THE REFERENCE PROCEEDING. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF, ENTER EQUITABLE ORDERS THAT WILL BE BINDING ON THE PARTIES AND RULE ON ANY MOTION THAT WOULD BE AUTHORIZED IN A COURT PROCEEDING. THE REFEREE SHALL ISSUE A DECISION AT THE CLOSE OF THE REFERENCE PROCEEDING THAT DISPOSES OF ALL CLAIMS OF THE PARTIES THAT ARE THE SUBJECT OF THE REFERENCE. PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 644, SUCH DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT OR AN ORDER IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT AND ANY SUCH DECISION WILL BE FINAL, BINDING AND CONCLUSIVE. THE PARTIES RESERVE THE RIGHT TO APPEAL FROM THE FINAL JUDGMENT OR ORDER OR FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE. THE PARTIES RESERVE THE RIGHT TO FINDINGS OF FACT, CONCLUSIONS OF LAWS, A WRITTEN STATEMENT OF DECISION, AND THE RIGHT TO MOVE FOR A NEW TRIAL OR A DIFFERENT JUDGMENT, WHICH NEW TRIAL, IF GRANTED, IS ALSO TO BE A REFERENCE PROCEEDING UNDER THIS PROVISION.

7.19. Indemnity. Each Grantor hereby agrees to indemnify Secured Party and its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, fees, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not Secured Party is a party thereto) imposed on, incurred by or asserted against Secured Party, or its successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by Secured Party or any Grantor, and any claim for Patent, Trademark or Copyright infringement). Notwithstanding the foregoing, no Grantor shall have liability to Secured Party for any liabilities, losses, costs or expenses to the extent such arise from the gross negligence or willful misconduct of Secured Party or breach of this Security Agreement by Secured Party, in each case as finally determined by a court of competent jurisdiction.

7.20. Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

7.21. Lien Absolute. All rights of Secured Party hereunder, and all obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Note, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d) the insolvency of any Person; or

(e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor.

7.22. Release. Each Grantor consents and agrees that Secured Party may at any time, or from time to time, in its discretion:

(a) subject to Section 16 of the Note, renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations; and

(b) during the continuance of an Event of Default, exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Secured Party in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Secured Party may deem proper, and without notice to or further assent from any Grantor, it being hereby agreed that the Grantors shall be and remain bound upon this Security Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Note or any other agreement governing any Secured Obligations.

7.23 Miscellaneous. When there is more than one Grantor named herein: (a) the word “Grantor” shall mean all or any one or more of them as the context requires; (b) the obligations of each Grantor hereunder are joint and several; and (c) until all Indebtedness secured hereby shall have been paid in full, no Grantor shall have any right of subrogation or contribution, and each Grantor hereby waives any benefit of or right to participate in any of the Collateral or any other security now or hereafter held by Secured Party. Each Grantor hereby waives any right to require Secured Party to (i) proceed against any Grantor or any other person, (ii) marshal assets or proceed against or exhaust any security from any Grantor or any other person, (iii) perform any obligation of any Grantor with respect to any Collateral, and (iv) make any presentment or demand, or give any notices of any kind, including without limitation, any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any Collateral. Each Grantor further waives any right to direct the application of payments or security for any Indebtedness of any Grantor or indebtedness of customers of any Grantor.

ARTICLE VIII

NOTICES

8.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with the Note, provided that notices to the Grantors shall be sent to each Grantor at its mailing address set forth in Exhibit A hereto.

8.2. Change in Address for Notices. Each of the Grantors and Secured Party may change the address for service of notice upon it by a notice in writing to the other party.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and Secured Party have executed this Security Agreement as of the date first above written.

GRANTORS:

CAPSTONE HOLDING CORP.

By:
Name:	Matthew E. Lipman
Title:	Chief Executive Officer

SECURITY AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, each Grantor and Secured Party have executed this Security Agreement as of the date first above written.

SECURED PARTY:

[___]

By:
Name:
Title: